UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Public Offering
On July 23, 2025, Sadot Group Inc. (the “Company”) consummated a public offering of 2,500,000 shares of common stock, par value $0.0001 per share (the “Shares”), for a purchase price of $1.00 per Share, resulting in aggregate gross proceeds of approximately $2.5 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the sale of its securities for general corporate purposes, working capital and the repayment of debt in the approximate amount of $1.156 million, which includes a payment in the amount of the lesser of $156,000 or 5% of the proceeds of the offering to Jennifer Black, the Company’s Chief Financial Officer, to reduce the principal amount of a promissory note payable to Ms. Black. The offering closed on July 25, 2025.
The Securities Offered
The Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-281842) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, on August 29, 2024, and declared effective by the SEC on September 19, 2024 (the “Registration Statement”), and a prospectus supplement dated July 23, 2025.
The Placement Agency Agreement
In connection with the offering, on July 23, 2025, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with ThinkEquity LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to investors, on a best efforts basis, the Shares at a purchase price of $1.00 per Share.

Pursuant to the Placement Agency Agreement, the Company agreed that, for a period of 90 days from the date of the Placement Agency Agreement, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, subject to certain exceptions as more fully described in the Placement Agency Agreement. In addition, the directors and officers of the Company agreed to be subject to a similar lockup restriction for a period of 180 days from the date of the Placement Agency Agreement, subject to certain exceptions as more fully described in the Placement Agency Agreement.
As part of its compensation for acting as Placement Agent for the offering, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds in this offering. In addition, the Company paid a non-accountable expense allowance to the Placement Agent equal to 1% of the gross proceeds in the offering and paid certain expenses of the Placement Agent, up to a maximum of $175,000.
In addition, the Company issued the Placement Agent and its designees warrants to purchase an aggregate of 125,000 shares of common stock representing 5% of the shares of common stock sold in the offering (“Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable at a per shares of common stock price equal to $1.25 (or 125% of the assumed public offering price per share of common stock in this offering). The Placement Agent’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing on the commencement of sales of the shares of common stock in the offering and expire on the date that is five years following the commencement of sales of shares of common stock in the offering.
The foregoing does not purport to be a complete description of the Placement Agency Agreement or the Placement Agent Warrant and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1 and 4.1, respectively, to this Form 8-K and incorporated herein by reference.

The Note Amendments
On July 23, 2025, the Company entered into amendments to certain outstanding convertible notes and promissory notes. The amendments are summarized as follows:
October 2024 Note Amendment
On July 23, 2025, the Company entered into an amendment (the “October 2024 Amendment”) to the convertible promissory note originally issued on October 22, 2024 in the principal amount of $1,375,000 (as previously amended and extended to a principal amount of $2,062,500, the “October 2024 Note”). The October 2024 Amendment modified the October 2024 Note by extending the maturity date to December 31, 2025. In addition, pursuant to the October 2024 Amendment, the conversion price was amended to equal $1.00 and the Company agreed to use $250,000 of the net proceeds from the offering to repay a portion of the October 2024 Note, to make monthly payments of $75,000 starting September 30, 2025 and to apply six percent (6%) of the net proceeds from any future capital raise for the repayment of October 2024 Note. The October 2024 Purchaser also agreed to a 90-day lock-up period following the closing of the offering, restricting the transfer or sales of the Company’s common stock or convertible securities owned by the October 2024 Purchaser.
The foregoing does not purport to be a complete description of the October 2024 Amendment and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Black Note Amendment
On July 23, 2025, the Company entered into an amendment (the “Black Amendment”) to the promissory note originally issued on October 22, 2024 to Jennifer Black, the Company’s Chief Financial Officer, in the principal amount of $625,000 (as previously amended and extended to a principal amount of $937,500, the “Black Note”). The Black Amendment modifies certain terms of the Black Note as follows: (i) extends the Maturity Date of the Black Note from July 18, 2025, to December 31, 2025 and (ii) removes the ability of Ms. Black to convert the Black Note into shares of common stock. Further, at the closing of the offering, the Company agreed to pay Ms. Black the lesser of $156,000 or 5% of the proceeds from the offering.
The foregoing does not purport to be a complete description of the Black Amendment and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.
December 2024 Note Amendments
On July 23, 2025, the Company entered into an Amendment and Waiver (the “December 2024 Amendments”) with certain institutional investors (“December 2024 Purchasers”), amending the Purchase Agreement (the “December 2024 Agreement”) and the convertible senior notes originally issued on December 3, 2024 in the aggregate principal amount of $3.75 million (the “December 2024 Notes”). Pursuant to the December 2024 Amendments, among other things:
•The maturity date of the December 2024 Notes was extended from December 4, 2025 to December 31, 2025.
•The conversion price of the December 2024 Note was amended to be equal $1.00.
•The Company agreed to use $750,000 of the net proceeds from the offering to repay a portion of the December 2024 Notes and to make monthly payments of $225,000 starting September 30, 2025, which will increase to $375,000 upon repayment of October 2024 Note.
•The Company is obligated to use 19% of the net proceeds of any future capital raises (other than this offering) to repay the outstanding balance of the December 2024 Notes.
•The conversion of the December 2024 Notes are limited such that the number of shares issued upon conversion will not exceed 19.9% of the Company’s outstanding common stock unless stockholder approval is obtained or is not required pursuant to applicable Nasdaq rules.
•The Company has agreed to use its best efforts to obtain stockholder approval to remove the Nasdaq Conversion Cap prior to the December 2024 Note’s maturity date.

•The Company agreed, while the December 2024 Notes are outstanding, not to issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of the Company’s common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the Company’s common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at the market offering”.
•The December 2024 Purchasers waived certain rights and provisions under the December 2024 Notes and December 2024 Agreement in connection with the offering and certain payments to other noteholders described above in connection with the offering, including the Most Favored Nation provision. Additionally, the December 2024 Amendments contain a lock-up provision prohibiting the December 2024 Purchasers from selling or otherwise disposing of Company common stock or related securities owned by the December 2024 Purchasers for a period of 90 days following execution of the December 2024 Amendments.
The foregoing does not purport to be a complete description of the December 2024 Amendments and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.
The Company issued three press release announcing the launch of the offering, the pricing of the offering and the closing of the offering on July 24, 2025. Copies of the press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of July 23, 2025, by and between Sadot Group Inc. and ThinkEquity LLC as Placement Agent.
4.1	Form of Placement Agent Warrant
10.1	Amendment between Sadot Group Inc. and Target Capital I, LLC dated July 23, 2025
10.2	Amendment between Sadot Group Inc. and Jennifer Black dated July 23, 2025
10.3	Form of Amendment and Waiver entered with the December 2024 Purchasers dated July 23, 2025
99.1	Press Release dated July 23, 2025
99.2	Press Release dated July 23, 2025
99.3	Press Release dated July 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: July 25, 2025